UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

CHART ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-28532218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o The Chart Group, L.P. 555 Fifth Avenue, 19th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-350-1150

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

As previously reported on Chart Acquisition Corp.’s (the “Company”) Current Report on Form 8-K filed on July 7, 2014, on June 30, 2014, KPMG LLP (“KPMG”) acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), the independent registered public accounting firm for the Company. As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Company.

The audit committee of the Company previously approved the engagement of KPMG as the new independent registered public accounting firm for the Company subject to KPMG completing its standard client evaluation procedures and accepting the engagement.  KPMG has now completed its client evaluation procedures and accepted the engagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART ACQUISITION CORP.

Date: August 11, 2014	By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer